Exhibit 99.1

October 31, 2005 05:00 PM US Pacific Timezone

El Pollo Loco, Inc. Announces Preliminary Results for the 13 Weeks and 39 Weeks ended September 28, 2005

IRVINE, Calif.—(BUSINESS WIRE)—Oct. 31, 2005—El Pollo Loco, Inc. today reported preliminary results for its 13-week third quarter and 39 weeks ended September 28, 2005. For simplicity of presentation, the Company has described the 13-week third quarters and 39-week periods ended September 28, 2005 and September 29, 2004 as September 30, 2005 and September 30, 2004, respectively.

El Pollo Loco reported operating revenues for the 13 weeks ended September 30, 2005 of $61.6 million, which is an increase of $5.1 million, or 8.9%, over operating revenues for the 13 weeks ended September 30, 2004 of $56.5 million. Operating revenues include both sales at company-operated stores and franchise revenues. Same store sales for the system increased 8.9% in the third quarter of fiscal 2005; with company-operated restaurant same store sales increasing 7.9% and franchise restaurant same store sales increasing 9.8%.

Operating income for the third quarter of fiscal 2005 was $8.3 million, an increase of $3.0 million, or 58.4%, from the third quarter of 2004 operating income of $5.3 million.

Net income for the third quarter of fiscal 2005 was $3.0 million, which was an increase of $1.4 million, or 84.9%, from third quarter 2004 net income of $1.6 million.

EBITDA for the third quarter of fiscal 2005 was $12.0 million, an increase of $3.2 million, or 36.3%, from third quarter fiscal 2004 EBITDA of $8.8 million. EBITDA represents net income before interest, taxes, depreciation and amortization. EBITDA and its uses and limitations are discussed further under “Non-GAAP Financial Measures,” below.

Operating revenues for the 39-week period ended September 30, 2005 were $177.4 million, which was an increase of $11.4 million, or 6.8%, over operating revenues for the 39 weeks ended September 30, 2004 of $166.0 million. Same store sales for the system increased 6.7% for the 39 weeks ended September 30, 2005; with company-operated restaurant same store sales increasing 5.7% and franchise restaurant same store sales increasing 7.5%.

Operating income for the 39 weeks ended September 30, 2005 was $20.3 million, which was an increase of $5.6 million, or 38.2% from $14.7 million for the 39 weeks ended September 30, 2004.

Net income for the 39 weeks ended September 30, 2005 was $6.2 million, an increase of $3.3 million, or 111.0% from net income for the 39 weeks ended September 30, 2004 of $2.9 million.

EBITDA for the 39 weeks ended September 30, 2005 was $31.0 million, an increase of $6.2 million, or 25.2%, over EBITDA of $24.8 million for the 39 weeks ended September 30, 2004.

As of October 15, 2005, El Pollo Loco operated 330 restaurants, consisting of 139 company-operated and 191 franchised restaurants located principally in California, with additional restaurants in Arizona, Nevada, Texas and Illinois.

Headquartered in Irvine, California, El Pollo Loco, Inc. is a privately held company owned by affiliates of New York-based equity investment firm American Securities Capital Partners, L.P. and Company management. American Securities Capital Partners, L.P. announced on September 28, 2005 that it signed a definitive purchase agreement to sell El Pollo Loco to Trimaran Capital Partners. The transaction is expected to close during the fourth quarter of 2005.

The chain offers a wide variety of contemporary Mexican-influenced entrees (Pollo Bowl(R), Pollo Salads, specialty chicken burritos and more) in addition to individual and family meal quantities of its famous citrus-marinated, flame-grilled chicken. The chicken is served with steaming tortillas, freshly prepared salsas and a wide assortment of side dishes.

Non-GAAP Financial Measure

EBITDA is a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States, or GAAP. EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our liquidity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. In addition, in evaluating EBITDA, you should be aware that in the future we will incur expenses such as those used in calculating EBITDA. Our presentation of EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

RECONCILIATION OF EBITDA TO NET INCOME

	13 Weeks Ended September 30		39 Weeks Ended September 30
Dollars in thousands	2004	2005	2004	2005
Net income	$1,614	$2,983	$2,943	$6,209
Adjustments:
Income taxes	83	2,073	1,060	4,069
Interest expense, net	3,564	3,279	10,683	10,012
Depreciation and amortization	3,535	3,655	10,098	10,732

EBITDA	$8,796	$11,990	$24,784	$31,022

Forward-Looking Statements

This press release includes “forward-looking statements” as that term is defined by federal securities laws. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. They may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” “will,” “should,” “may,” “could” or words or phrases of similar meaning. These forward-looking statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Also, these forward-looking statements present our estimates and assumptions only as of the date of this press release. Except for our ongoing obligation to disclose material information as required by federal securities laws, we do not intend to update you concerning any future revisions to any forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include our substantial level of indebtedness, food-borne-illness incidents, increases in the cost of chicken, our dependence upon frequent deliveries of food and other supplies, our vulnerability to changes in consumer preferences and economic conditions, our sensitivity to events and conditions in the greater Los Angeles area, our ability to compete successfully with other quick service and fast casual restaurants, our ability to expand into new markets, our reliance in part on our franchisees, our ability to support our expanding franchise system and litigation we face in connection with our operations. Actual results may differ materially due to these risks and uncertainties and those described in our Registration Statement on Form S-4/A (Registration no. 333-115486) as filed with the Securities and Exchange Commission on August 11, 2004.

EL POLLO LOCO, INC.

(A Wholly Owned Subsidiary of EPL Intermediate, Inc.)

CONDENSED STATEMENTS OF INCOME (UNAUDITED)

(In thousands)

	13 Weeks Ended September 30,		39 Weeks Ended September 30,
	2004	2005	2004	2005
	as restated, see note (a)		as restated, see note (a)
OPERATING REVENUE:
Restaurant revenue	$52,747	$57,538	$155,351	$165,873
Franchise revenue	3,760	4,023	10,686	11,524

Total operating revenue	56,507	61,561	166,037	177,397

OPERATING EXPENSES:
Product cost	16,792	18,349	48,753	52,651
Payroll and benefits	14,001	14,432	42,028	42,526
Depreciation and amortization	3,535	3,655	10,098	10,732
Other operating expenses	16,918	16,790	50,472	51,198

Total operating expenses	51,246	53,226	151,351	157,107

OPERATING INCOME	5,261	8,335	14,686	20,290

INTEREST EXPENSE, net	3,564	3,279	10,683	10,012

INCOME BEFORE PROVISION FOR INCOME TAXES	1,697	5,056	4,003	10,278

PROVISION FOR INCOME TAXES	83	2,073	1,060	4,069

NET INCOME	$1,614	$2,983	$2,943	$6,209

(a)	See discussion of the restatement of the 13 and 39 weeks ended September 30, 2004 in the Company’s Form 10-K, for the fiscal year ended December 29, 2004, which was filed with the Securities and Exchange Commission on March 29, 2005

Contacts

El Pollo Loco, Inc.
Joseph Stein, 949-399-2155